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                                                                   EXHIBIT 10.60

                                                                [MTI LETTERHEAD]



                               February 20, 2002


Dwight Ringdahl
WebUseNet Corporation
76 Fourteenth Street
Suite 2100
Atlanta, Georgia 30309

   Re:  Finders Fee Agreement

Dear Mr. Dwight,

This letter is to serve as a finder's fee agreement (hereafter "Agreement") effective this day of January 30, 2002 ("Effective Date") by and between MTI Technology Corporation, a Delaware corporation with its principal place of business located at 4908 E. La Palma Avenue, Anaheim, CA 92807 (hereinafter "MTI") and WebUseNet Corporation with its principal place of business located at 78 Fourteenth Street, Suite 2100, Atlanta, Georgia 30309 (hereinafter "WebUseNet").

For all leads provided by Webusenet that result in revenue (as defined by SAB
101) sale of MTI's raid disk products attached hereto as Exhibit A ("Sale Product"), MTI agrees to pay WebUseNet a ten percent (10%) finders fee of the sale price. MTI retains the exclusive rights to determine the sale price to the end-user. The finder's fee will be in effect for all additional orders resulting from the initial sale of a new end-user for up to six (6) months from the purchase order ("P.O.") date.

The orders need to meet a minimum margin requirement which will be defined solely by MTI. WebUseNet and MTI agree to negotiate a reasonable fee if MTI has to take an order below MTI's minimum margin requirement.

WebUseNet agrees to introduce MTI's Robb Barkley into potential end-users accounts designated as leads by WebUseNet.

WebUseNet agrees to use their best efforts to promote and market MTI products.

MTI agrees to pay WebUseNet in USD upon customer payment for the raid disk products.

The term of this Agreement shall commence on the Effective Date and continue for a period of one (1) year. The term of this Agreement shall automatically renew for consecutive additional one (1) year period on the same terms and conditions, unless earlier terminated as provided herein.

WebUseNet Corporation                         MTI Technology Corporation

By: /s/ DWIGHT RINGDAHL                       By: /s/ PAUL W. EMERY
   --------------------------                     ------------------------------

Name/Title: Dwight Ringdahl,                      Name/Title: Paul W. Emery, II,
            President/CEO                                     COO

Date: 2-20-2                                      Date: 2-20-2
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